                                                                    Exhibit 12.5



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND
RATIO OF EARNINGS TO FIXED CHARGES:

                                                          Year End.    Year End.     Year End.    Year End.   Year End.
                                                            1996          1997         1998         1999         2000
                                                    --------------------------------------------------------------------
Earnings:
  Pretax income (loss)                                     $ (302)      $ (287)        $ (82)      $ (84)       $(233)

Fixed Charges:
  Interest expense                                            164          160           157         153          361
  Interest factor of rental expense                             -            -             -           -            -
                                                    --------------------------------------------------------------------
             Total fixed charges                              164          160           157         153          361
                                                    --------------------------------------------------------------------

             Total earnings                                  (138)        (127)           75          69          128

             Total fixed charges                              164          160           157         153          361
                                                    --------------------------------------------------------------------

                                                    --------------------------------------------------------------------
Ratio of earnings to fixed charges                          (0.84)       (0.79)         0.48        0.45         0.35
                                                    --------------------------------------------------------------------

                                                    --------------------------------------------------------------------
  Deficiency to cover fixed charges                           302          287            82          84          233
                                                    --------------------------------------------------------------------
